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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                       OF LYONDELL PETROCHEMICAL COMPANY
                           (A DELAWARE CORPORATION)

    (ORIGINALLY INCORPORATED ON NOVEMBER 15, 1985 AS LYONDELL PETROCHEMICAL
                                 CORPORATION)

 (AMENDED AND RESTATED AS OF MARCH 1, 1997 FOR ELECTRONIC SEC FILING PURPOSES
                                     ONLY)


                                   ARTICLE I
                                     NAME

          The name of the Company is LYONDELL PETROCHEMICAL COMPANY.


                                  ARTICLE II
                         ADDRESS AND REGISTERED AGENT

     The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                            DESCRIPTION OF BUSINESS

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV
                                 CAPITAL STOCK

A.   AUTHORIZED SHARES

     The total number of shares of capital stock that the Company shall have authority to issue is 330,000,000 shares.


B.   COMMON STOCK

     1. The Company shall have authority to issue up to 250,000,000 shares of Common Stock, par value of $1.00 per share.

     2. Each holder of shares of Common Stock shall have the right to one vote for each
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share of Common Stock held of record on the books of the Company.


C.   PREFERRED STOCK

     1. The Company shall have authority to issue up to 80,000,000 shares of Preferred Stock, par value of $.01 per share.

     2. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized from time to time to provide for the issuance of Preferred Stock in one or more series, and to establish and fix by resolution or resolutions providing for the issuance of each such series the number of shares to be included in such series and the voting and other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each such series, to the full extent now or hereafter permitted by law, subject to any other provision of this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of stock of the Company entitled to vote thereon having a majority of the votes entitled to be cast, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a separate vote of any of such holders is required pursuant to the resolution or resolutions establishing any such series of Preferred Stock.


                                   ARTICLE V
                  ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

     Any action required or permitted to be taken by the holders of the stock of the Company may be effected either at a duly called annual or special meeting of such holders or by consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the written consent of the stockholders owning a majority of the capital stock issued and outstanding and entitled to vote or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board.


                                  ARTICLE VI
                                   DIRECTORS

     A. The business and affairs of the Company shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Company. The number of the directors of the Company shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Company.

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     B.   Nominations for the election of directors may be made by the Board of
Directors or by any record owner of stock of the Company.

     C. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director or by the affirmative vote of the majority of all votes entitled to be cast by the holders of stock of the Company at a duly called annual or special meeting of such holders or by consent in writing by such holders. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified or until the director's earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     D. Any one or more directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     E. The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Company.


                                  ARTICLE VII
                             DIRECTORS' LIABILITY

     To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this
Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of not less than 66-2/3 percent of all votes entitled to be cast by the holders of stock of the Company shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.


                                 ARTICLE VIII
                    RELATIONS WITH SUBSTANTIAL STOCKHOLDER

     A. In anticipation that (i) Atlantic Richfield Company, a Delaware corporation, ("ARCO") will be and will remain a substantial stockholder of the Company, (ii) the Company and

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ARCO may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, (iii) the Company and ARCO may enter into contracts or otherwise transact business with each other and that the Company may derive benefits therefrom and (iv) the Company may from time to time enter into contractual, corporate or business relations with one or more of its directors or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with ARCO (including service of officers and directors of ARCO as officers and directors of the Company), the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs, contractual relationships and other business relations of the Company as they may involve ARCO, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. The provisions of this
Article VIII are in addition to, and not in limitation of, the provisions of the General Corporation Law of the State of Delaware and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation which does not comply with the rules set forth in this Article VIII shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty, but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-Laws, the General Corporation Law of the State of Delaware and by law.

     B. ARCO shall have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company, (ii) doing business with any customer of the Company, or (iii) employing or otherwise engaging any officer or employee of the Company and neither ARCO nor any officer or director thereof (except as provided in paragraph C below) shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of ARCO or of such person's participation therein. In the event that ARCO acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both ARCO and the Company, ARCO shall have no duty to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that ARCO pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

     C. When a corporate opportunity is offered to an officer and/or director of the Company who is an officer and/or director of ARCO in writing, solely in his or her designated capacity with one of the two companies, such opportunity shall be first presented to whichever company was so designated. Otherwise, (i) a corporate opportunity offered to any person who is an officer or officer and director of the Company, and who is also a director (but not an officer) of ARCO shall be first presented to the Company, (ii) a corporate opportunity offered to a person who is a director (but not an officer) of the Company and who is also an officer or an officer and director of ARCO shall be first presented to ARCO, and (iii) in all other cases, a corporate opportunity offered to any person who is an officer and/or director of the Company and who is also an officer and/or director of ARCO shall be first presented to the Company.

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     D.   If any contract, agreement, arrangement or transaction between the
Company and ARCO involves a corporate opportunity and is approved in accordance with the procedures set forth in paragraph E of this Article VIII, ARCO and its officers and directors shall have fully satisfied and fulfilled their fiduciary duties to the Company and its stockholders with respect thereto under this
Article VIII. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any breach of any fiduciary duty, but shall be governed by the other provisions of this Article VIII, this Restated Certificate of Incorporation, the By-Laws, the General Corporation Law of the State of Delaware and by law.

     E. No contract, agreement, arrangement or transaction between the Company and ARCO or between the Company and one or more of the directors or officers of the Company, ARCO or any Related Entity or between the Company and any Related Entity shall be void or voidable for the reason that ARCO, any Related Entity or one or more of the officers or directors of the Company, ARCO or any Related Entities are parties thereto, or because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction, or because his, her or their votes are counted for such purpose, and ARCO, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled their fiduciary duties to the Company and its stockholders with respect thereto, (b) shall not be liable to the Company or its stockholders for any breach of fiduciary duty by reason of any entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (c) shall, in the case of officers and directors of the Company, be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Company and (d) shall, in the case of officers and directors of the Company, be deemed not to have breached their duties of loyalty to the Company and its stockholders and not to have derived an improper personal benefit therefrom, if:

          (i) The material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (ii) The material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of capital stock entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the stock of the Company entitled to vote generally in the election of directors voting together as a single class (other than any such stock owned by ARCO or a Related Entity, as the case may be).

     F. Contracts, agreements, arrangements or transactions entered into by the Company or

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any Related Entity with ARCO or any Related Entity that confer or execute equal benefits on or to the parties are deemed to be arms length and the officers and directors of the Company that approve and execute such contracts, agreements, arrangements or transaction shall be deemed to have acted in good faith and in and not opposed to the best interests of the Company.

     G. Directors of the Company who are also directors or officers of ARCO or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction.

     H. Any person purchasing or otherwise acquiring any interest in shares of the stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

     I.   For purposes of this Article VIII.

          1. A director of the Company who is Chairman of the Board of Directors of the Company or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an office of the Company under the By-Laws of the Company), unless such person is a full-time employee of the Company; and

          2. "ARCO" shall include all successors to Atlantic Richfield Company by way of merger, consolidation or sale of all or substantially all of its assets, and all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which Atlantic Richfield Company owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar Ownership interests, but shall not include the Company and its subsidiaries;

          3. The "Company" shall include all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which the Company owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests; and any contract, agreement, arrangement or transaction with any such entity, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Company; and

          4. "corporate opportunities" shall include, but not be limited to, business opportunities which the Company is financially able to undertake, which are, from their nature, in the line of the Company's business and are of practical advantage to it, which are ones in which the Company has an interest or a reasonable expectancy, and as to which by embracing the opportunity, the self-interest of ARCO or the officer or director, as the case may be, will be brought into conflict with that of the Company.

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     J.   Neither the alteration, amendment or repeal of this Article VIII, nor the adoption of any provision inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such alteration, amendment, repeal or adoption.


                                  ARTICLE IX
                             OTHER CONSIDERATIONS

     The Board of Directors of the Company, when evaluating any offer of a person, other than the Company itself, to (a) make a tender or exchange offer for any equity security of the Company, (b) merge or consolidate the Company with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Company shall, in connection with the exercise of its business judgment in determining what is in the best interests of the Company and its stockholders, be entitled to give due consideration to all factors that the Board of Directors determines to be relevant, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Company and its subsidiaries and on the communities in which the Company and. its subsidiaries operate or are located.

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